===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 OPTIKA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 [Optika Logo]

                                                                 March 28, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Optika Inc. which will be held on Wednesday, May 8, 2002 at 9:00 a.m. local time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on our operations. I hope that you will be able to attend.

   Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                          Sincerely,

                                          /s/ Mark K. Ruport
                                          MARK K. RUPORT
                                          Chairman, Chief Executive Officer
                                           and President

                                 [Optika Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2002

TO THE STOCKHOLDERS OF OPTIKA INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Optika Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 8, 2002, at 9:00 a.m. local time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two Class II directors to serve a three-year term, or until their successor is elected and qualified;

  2. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002;

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on March 15, 2002, the record date, are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the executive offices of the Company during normal business hours, for purposes related to the meeting, for a period of ten days prior to the meeting.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                                          By Order of the Board of Directors,

                                          /s/ Steven M. Johnson
                                          Steven M. Johnson
                                          Chief Financial Officer, Executive
                                          Vice President, Secretary and Chief
                                          Accounting Officer

Colorado Springs, Colorado
March 28, 2002

   Your vote is very important, regardless of the number of shares you own. Please read the attached proxy statement carefully, complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

                                  OPTIKA INC.
                          7450 Campus Drive, 2nd Floor
                        Colorado Springs, Colorado 80920

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Optika Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday May 8, 2002 and at any and all postponements or adjournments thereof. The meeting will be held at 9:00 a.m. local time at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906. These proxy solicitation materials were first mailed on or about March 28, 2002 to all stockholders entitled to vote at the meeting.

   Because many of our stockholders may be unable to attend the meeting in person, the Board solicits proxies by mail to give each stockholder an opportunity to vote on all matters presented at the annual meeting. Stockholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed proxy card; and (iii) sign, date and return the proxy card by mail in the postage-paid, return-addressed envelope provided for that purpose.

   All shares of the company's common stock, $.001 par value per share and the company's Series A-1 Convertible Preferred Stock, $.001 par value per share represented by properly executed and valid proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares of common stock and preferred stock represented by proxies will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the meeting.

Voting

   The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting and are described in more detail in this Proxy Statement. On March 15, 2002, the record date for determination of stockholders entitled to notice of and to vote at the meeting, 8,262,284 shares of our common stock were issued and outstanding and 731,851 shares of the our preferred stock were issued and outstanding. Each stockholder is entitled to one vote on all matters for each share of common stock or preferred stock held by such stockholder on March 15, 2002. The presence at the meeting, either in person or represented by proxy, of a majority of the issued and outstanding shares of common stock and preferred stock, on a combined basis, will constitute a quorum for the transaction of business at the meeting. Stockholders may not cumulate votes in the election of directors.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes will have no effect on the outcome of Proposal One. Abstentions will be counted towards the tabulations of votes cast on Proposal Two and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

   Mr. Steven M. Johnson, our Chief Financial Officer, Executive Vice President, Secretary and Chief Accounting Officer, has been appointed by the Board of Directors to serve as Inspector of Election at the meeting. All proxies and ballots delivered to Mr. Johnson shall be kept confidential.

Revocability of Proxies

   You may revoke or change your proxy at any time before the meeting by filing with Mr. Steven M. Johnson, the Corporate Secretary, at our principal executive offices, Optika Inc., 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person.

Solicitation of Proxies

   We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional soliciting materials furnished to stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Recommendations of the Board of Directors

   The Board of Directors recommends a vote FOR the election of the nominees for election as Class II directors and FOR approval of the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

General

   Two Class II directors are to be elected and qualified at the meeting. Our Second Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors (designated as Class I, Class II and Class III directors, respectively) having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the 1999 Annual Meeting of Stockholders, the term of office of the Class II directors expired and Class II directors were elected for a full term of three years. At the 2000 Annual Meeting of Stockholders, the term of office of the Class III directors expired and Class III directors were elected for a full term of three years. At the 2001 Annual Meeting of Stockholders, the term of office of the Class I directors expired and Class I directors were elected for a full term of three years. At each succeeding Annual Meeting of Stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

   The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. If the nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the meeting will be elected to the Board of Directors, regardless of the number of abstentions or broker non-votes, to serve a three year term and until their successors have been elected and qualified.

Information with Respect to Nominees and Directors

   Set forth below is information regarding our directors and the directors nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of March 1, 2002:

                                            Position(s) with the      Director
 Nominees:                          Age           Company              Since
 ---------                          ---     --------------------      --------
 James T. Rothe, Ph.D.............   58 Director                        1999
 Charles P. Schneider.............   44 Director                        2002
 Directors:
 ----------
 Mark K. Ruport...................   49 President, Chief Executive      1995
                                        Officer and Chairman of the
                                        Board of Directors
 Richard A. Bass..................   60 Director                        1993
 Alan B. Menkes...................   42 Director                        2000

Business Experience of Directors and Nominees

  Class I--Directors

     Richard A. Bass has served as a director since May 1993, and he served as Chairman of the Board from September 1994 to May 1996. He is a consultant with Shibumi, Inc., a firm that he formed in June 2001. Previously, Mr. Bass was President (1991 to 2001) of Point of View, Inc., Founder, Director and Vice President (1985 to 1990) of Fibermux, Inc. and a Director (1995 to 1999) of Netcom Systems. Point of View, Inc. and QuickSource, Inc., a related company for which Mr. Bass served as President and Director, filed a voluntary petition under Chapter 7 of the federal bankruptcy laws on May 14, 2001. Point of View, Inc. and QuickSource, Inc. were privately held companies.

     Alan B. Menkes has served as a director since March 2000. Mr. Menkes is a consultant with Thomas Weisel Partners LLC. From 1998-2001, he was a Partner of Thomas Weisel Partners, Co-Director of

  Private Equity and a member of Thomas Weisel's Executive Committee. Previously, Mr. Menkes was a Partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998. At Hicks Muse, he was involved in sourcing, negotiating and executing approximately $10 billion of leveraged buyout and private equity transactions, monitoring certain portfolio companies and managing relationships with commercial and investment banks. Mr. Menkes serves on the Board of Directors of: Alliance Consulting Group, The Capital Markets Company, CS Technologies, Incentive Systems, Ion Corporation, IPNet Solutions, WorldChain and QuantumShift. He is also a member of the Advisory Board of Empower America.

  Class II--Nominees

     James T. Rothe, Ph.D., has served as a director since May 1999. He is a Professor of Business at the University of Colorado at Colorado Springs where he also served as Dean of the College of Business from 1986-1994. Mr. Rothe is a member of the Board of Directors for Analytical Surveys, Inc.,
  (ANLT), NeoCore LLC, and he is a Trustee of the Janus Funds. Mr. Rothe was a Principal of the Phillips-Smith Group, a venture capital partnership from 1988-1999.

     Charles P. Schneider has served as director since January 2002. He is a management consultant with Group HSC a firm that he formed in October 2001. From June 1999 to July 2001, Mr. Schneider was the President and Chief Operating Officer of eCollege, a publicly-held software, ASP and consulting services company serving the distance learning, education and training fields. From March 1994 to June 1999, Mr. Schneider was with the Oracle Corporation. From March 1994 through May 1996, he was Vice President of Vertical Markets & Solutions Marketing where he was responsible for creating and launching Oracle's various vertical industry strategies and programs. From June 1996 through June 1999, he was Senior Vice President of Oracle's consumer sector worldwide where he was responsible for the product, marketing, sales, strategy and consulting organizations that served the packaged goods and retail industries.

  Class III--Director

     Mark K. Ruport has served as our President and Chief Executive Officer and a Director since February 1995. He has served as Chairman of the Board of Directors since May 1996. From June 1990 to July 1994, Mr. Ruport served as President and Chief Operating Officer, and later Chief Executive Officer, of Interleaf, Inc., a publicly held software and services company that develops and markets document management, distribution and related software. From 1989 to 1990, Mr. Ruport was Senior Vice President of Worldwide Sales of Informix Software, where he was responsible for direct and indirect sales and original equipment manufacturers. From 1985 to 1989, Mr. Ruport served as Vice President North American Operations for Cullinet Software.

   There are no family relationships among the members of our Board of Directors or our officers.

   Pursuant to a Securities Purchase Agreement dated February 9, 2000, among us, Thomas Weisel Capital Partners, L.P. and other signatories thereto and the Amended Certificate of Designation of our Series A-1 Convertible Preferred Stock, the holders of the Series A-1 Preferred Stock are entitled to designate one director for election or appointment to our Board of Directors. Pursuant to the Securities Purchase Agreement, the holders of the Series A-1 Preferred Stock are also entitled to representation on all committees of the Board of Directors. In connection with the Securities Purchase Agreement and the Certificate of Designation, on March 6, 2000 the Board of Directors appointed Alan B. Menkes to the Board and to the Compensation Committee and Audit Committee of the Board. Mr. Menkes is a Class I director.

Board Committees and Meetings

   During the fiscal year ended December 31, 2001, the Board of Directors held five (5) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. Each of our incumbent directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the past fiscal year.

   The Audit Committee currently consists of three (3) directors, Messrs. Bass, Rothe and Menkes each of whom are considered independent as defined by the NASD Listing Standards under Rule 4200(a)(14). The Board of Directors has adopted a charter for the Audit Committee. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by our independent auditors. The Audit Committee meets periodically with management and the independent auditors. The audit committee held two (2) meetings as a separate committee in 2001, and all members of the audit committee were present when the Company's financial statements for the fiscal year ended December 31, 2001 were reviewed and approved by the Board.

   The Compensation Committee currently consists of two (2) directors, Messrs. Rothe and Menkes. The Compensation Committee establishes salaries, incentives and other forms of compensation for our officers and other employees and administers our incentive compensation and benefit plans. The Compensation Committee also has exclusive authority to administer our 1994 Stock Option/Stock Issuance Plan, our 2000 Non-Officer Stock Incentive Plan and our 2000 Employee Stock Purchase Plan and to make awards under such plans if applicable. Pursuant to the provisions of the stock plans, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, consisting of Mr. Ruport, to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. During the fiscal year ended December 31, 2001, the Compensation Committee held six (6) meetings, and the Secondary Committee acted by written consent on two (2) occasions.

   The Board does not presently have a separate nominating committee. The Board of Directors as a whole performs this function.

Director Compensation

   Our directors do not receive compensation for services rendered as a director except for Mr. Rothe and Mr. Schneider who each receives a fee of $10,000 for each year of service as a director. All directors receive certain grants of stock options and reimbursement of expenses. We do not pay compensation for committee participation or special assignments of the Board of Directors.

   Under the Automatic Option Grant Program of our stock plans, each individual who first joins the Board as a non-employee Board member after July 25, 1996 will receive an option grant for 10,000 shares of common stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of the company. In addition, at each annual stockholder's meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 2,500 shares of our common stock, whether or not such individual has been in the prior employ of the company.

   Each automatic grant will have an exercise price equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The grant will vest in four equal and successive annual installments over the optionee's period of Board service measured from the grant date. Each additional 2,500-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) an acquisition of us by merger, asset sale or a hostile takeover of us or (ii) the death or disability of the optionee while serving as a Board member.

   At our 2001 Annual Meeting of Stockholders, Messrs. Bass, Rothe and Menkes each received an option grant to purchase 2,500 shares of common stock at an exercise price of $1.20 per share, the fair market value per share of our common stock on that date.

   In connection with Mr. Schneiders' appointment to the Board of Directors, Mr. Schneider received an option grant for 40,000 shares inclusive of the automatic option grant of 10,000 shares. The options are exercisable at a price of $1.10 per share, the fair market value per share of common stock on the date of grant. The options will vest in four equal and successive annual installments beginning January 23, 2003, provided Mr. Schneider remains a Board member.

             PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed the accounting firm of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002, and is asking the stockholders to ratify this appointment. Approval of the proposal to ratify the selection of KPMG LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

   If the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the company and its stockholders.

   A representative of KPMG is expected to be available at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to us with respect to the beneficial ownership of our stock as of March 1, 2002 by (i) all persons who are beneficial owners of more than five percent (5%) or more of our stock,
(ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

                                                                  Percentage
                                                       Shares     of Shares
                                                    Beneficially Beneficially
Name and Address of Beneficial Owner                Owned(1)(2)  Owned(1)(2)
------------------------------------                ------------ ------------
Mark K. Ruport (3).................................    464,271        5.4%
 7450 Campus Drive, Suite 200
 Colorado Springs, CO 80920
Steven M. Johnson (4)..............................    205,336        2.4%
Michael J. Rodsater (5)............................     48,000          *
James A. Franklin (6)..............................     23,500          *
Thomas M. Rafferty (7).............................    115,000        1.4%
Richard A. Bass (8)................................     79,356        1.0%
James T. Rothe Ph.D. (9)...........................     32,000          *
Alan B. Menkes (10)................................     12,500          *
Charles P. Schneider (11)..........................     10,000          *
Frontenac Company (12).............................    640,567        7.8%
 135 S. LaSalle Street
 Suite 3800
 Chicago, IL 60603
Thomas Weisel Capital Partners, L.P. (13)..........    834,310        9.2%
 One Montgomery Street
 Suite 3700
 San Francisco, CA 94104
Dimensional Fund Advisors (14).....................    462,500        5.6%
 1299 Ocean Ave.
 11th Floor
 Santa Monica, CA 90401
All directors and executive officers as a group (9
 persons) (13).....................................  1,824,273       18.4%

--------
 *  Represents beneficial ownership of less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2) Based on 8,262,284 shares of common stock outstanding as of March 1, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Shares issuable pursuant to options which are exercisable within 60 days of March 1, 2002, or upon conversion of our preferred stock, which is convertible into 834,310 shares of common stock within 60 days after March 1, 2002, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 406,771 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2002.
(4) Includes 155,636 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2002.

(5) Includes 45,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2002.
(6) Includes 23,500 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2002.
(7) Includes 115,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2002
(8) Includes 22,500 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2002, 2,500 of which shares are unvested and subject to our repurchase right.
(9) Includes 25,000 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2002, 7,500 of which shares are unvested and subject to a repurchase right of the Company.
(10) Includes 12,500 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2002, 7,500 of which shares are unvested and subject to a repurchase right of the Company. Does not include shares of common stock which may be deemed to be beneficially owned by Thomas Weisel Capital Partners, L.P. and certain other investment limited partnerships affiliated with Thomas Weisel Partners Group LLC ("TW Group"). Mr. Menkes disclaims beneficial ownership of such shares.
(11) Includes 10,000 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2002, 10,000 of which shares are unvested and subject to our repurchase right.
(12) As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2002,
(13) Includes shares of Series A-1 Convertible Preferred Stock owned by the TW Group which in the aggregate are immediately convertible into 834,310 shares of common stock as reported on a Schedule 13D filed with the Securities and Exchange Commission on March 12, 2002. Voting and investment power with respect to the securities reported are shared by TW Group and certain of its affiliates. The business address for TW Group is One Montgomery Street, Suite 3700, San Francisco, California 94104. Mr. Alan Menkes, one of our directors, disclaims beneficial ownership of such shares. See Note 10 above.
(14) As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table provides certain information summarizing the compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers whose salary and bonus was in excess of $100,000 for the fiscal year ended December 31, 2001 (the "Named Executive Officers"), for services rendered to us and our subsidiaries in all capacities for each of the last three fiscal years.

Summary Compensation Table

                                                                           Long-Term
                              Annual Compensation                        Compensation
  Name and Prinicpal         ---------------------    Other Annual     Awards Securities
       Position         Year Salary($) Bonus($)(1)   Compensation($) Underlying Option (#)
  ------------------    ---- --------- -----------   --------------- ---------------------
Mark K. Ruport......... 2001 $240,000   $ 84,000        $ 12,925(2)         140,000
 Chairman, Chief        2000  229,800         --          17,567(2)              --
 Executive              1999  229,800     81,000          16,169(2)              --
 Officer and President

Steven M. Johnson...... 2001 $160,000   $104,924(3)      $11,976(4)          90,000
 Chief Financial        2000  160,000         --          10,038(4)              --
  Officer,              1999  150,000     40,500           8,845(4)          50,000
 Executive Vice
 President
 Secretary and Chief
 Accounting Officer

Michael J. Rodsater.... 2001 $132,500   $ 92,213        $ 11,565(4)          40,000
 Vice President--North  2000  125,000     77,457           7,007(4)              --
 America Indirect       1999   31,250         --           1,858(4)          50,000
 Sales (5)

James A. Franklin...... 2001 $130,000    $51,258        $  2,261(4)          35,000
 Vice President--North  2000  120,000     31,123           2,101(4)          20,000
 America Direct Sales-- 1999   93,590     27,237           1,451(4)          10,000
  West (6)

Thomas M. Rafferty (7). 2001 $130,000   $ 45,505        $  9,667(4)          50,000
 Vice President--       2000  130,000         --           7,403(4)              --
  Research and          1999  103,417     33,000           2,032(4)         120,000
 Development,
  Engineering
 and Customer Support

--------
(1) Bonuses earned in 1999, 2000 and 2001 were paid in 2000, 2001 and 2002, respectively.
(2) Represents the cost of a company car for Mr. Ruport, matching contributions received under our 401(k) plan and insurance costs paid by the company. In 2001, Mr. Ruport did not receive compensation for a company car.
(3) Mr. Johnson's bonus for 2001 includes a commission of $67,964 earned in his role overseeing the company's indirect sales organization. Mr. Johnson has occupied this role since February 6, 2001.
(4) Represents matching contributions received under our 401(k) plan and insurance costs paid by the company.
(5) Mr. Rodsater joined us as Vice President of North America Indirect Sales on October 1, 1999. Mr. Rodsater's bonus for 2001 represents commissions and for 2000 includes $63,257 in commissions.
(6) Mr. Franklin joined us on January 25, 1999 and is Vice President of North America Direct Sales--West. Mr. Franklin's bonus for 2001, 2000 and 1999 include commissions of $41,258, $22,668 and $27,237, respectively.
(7) Mr. Rafferty joined us as Vice President of Research and Development on March 15, 1999.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended December 31, 2001. No stock appreciation rights were granted to these individuals during 2001.

                                                                                                Potential
                                                                                            Realizable Value
                                                                                            at Assumed Annual
                                                                                             Rates of Stock
                                                                                                  Price
                                                                                            Appreciation for
                                               Individual Grants (3)                        Option Term(1)($)
                         ------------------------------------------------------------------ -----------------
                                                Percent of Total
                               Number of       Options Granted to
                         Securities Underlying    Employees in    Exercise Price Expiration
          Name              Options Granted       Fiscal Year     Per Share (2)     Date       5%      10%
          ----           --------------------- ------------------ -------------- ---------- -------- --------
Mark K. Ruport..........        140,000               8.9%           $1.3130      02/06/11  $115,603 $292,962
Steven M. Johnson.......         90,000               5.7%           $1.3130      02/06/11  $ 74,316 $188,333
Michael J. Rodsater.....         40,000               2.6%           $1.3130      02/06/11  $ 33,030 $ 83,703
James A. Franklin.......         35,000               2.2%           $1.3130      02/06/11  $ 28,901 $ 73,240
Thomas M. Rafferty......         50,000               3.2%           $1.3130      02/06/11  $ 41,287 $104,629

--------
(1) There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(2) The exercise price may be paid in cash, in shares of the common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares. The Plan Administrator may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. The Plan Administrator has the discretionary authority to reprice outstanding options under the Plan through the cancellation of those options and the grant of replacement options with an exercise price based on the lower fair market value of the option shares on the re-grant date. No options were repriced in 2001.
(3) The options were granted pursuant to the 1994 Stock Option Plan. Each option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee's cessation of service with us. The options will vest quarterly at 12.5% of the options shares over a two year time period measured from the grant date. The option shares will fully vest in the event we are acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee's service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

   The table below sets forth certain information with respect to the Named Executive Officers concerning the unexercised options they held as of the end of the fiscal year ended December 31, 2001. None of the Named Executive Officers exercised options in 2001.

                          Number of Securities Underlying       Value of Unexercised in-the-Money
                         Unexercised Options at FY-End(#)            Options at FY-End($)(1)
                         --------------------------------       ---------------------------------
Name                       Exercisable        Unexercisable       Exercisable          Unexercisable
----                     ----------------   -----------------   ----------------     -----------------
Mark K. Ruport..........            389,271             87,500                    --                    --
Steven M. Johnson.......            144,386             81,250                    --                    --
Michael J. Rodsater.....             40,000             50,000                    --                    --
James A. Franklin.......             23,125             45,375                    --                    --
Thomas M. Rafferty......             78,750             91,250                    --                    --

--------
(1) Based on the fair market value of the option shares at fiscal year-end ($1.05 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

   We have an agreement with Mark K. Ruport that provides for his employment as our President and Chief Executive Officer at the discretion of the Board of Directors. Mr. Ruport's base salary is $240,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Ruport is eligible to receive severance equal to one year's base salary in the event he is terminated by us without cause.

   We have an agreement with Steven M. Johnson that provides for his employment as our Chief Financial Officer, at the discretion of the Board of Directors. Mr. Johnson's base salary is $160,000, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Johnson is also eligible to receive commissions in his role overseeing our indirect sales efforts. Mr. Johnson is eligible to receive severance equal to six months' salary in the event he is terminated by us without cause.

   We have an agreement with Michael J. Rodsater that provides for his employment as Vice President-- North America Indirect Sales, at the discretion of the Board of Directors. Mr. Rodsater's base salary is $135,000, and he is eligible to receive performance commissions. Mr. Rodsater is eligible to receive severance equal to three months' salary in the event he is terminated by us without cause.

   We have an agreement with James A. Franklin that provides for his employment as Vice President -North America Direct Sales--West, at the discretion of the Board of Directors. Mr. Franklin's base salary is $130,000, and he is eligible to receive performance commissions. Mr. Franklin is eligible to receive severance equal to three months' salary in the event he is terminated by us without cause.

   We have an agreement with Thomas M. Rafferty that provides for his employment as Vice President-Research and Development, Engineering and Customer Support at the discretion of the Board of Directors. Mr. Rafferty's base salary is $145,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Rafferty is eligible to receive severance equal to six months' salary in the event he is terminated by us without cause.

   In connection with an acquisition of us by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under our stock plans will automatically accelerate in full and all unvested shares of common stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and our repurchase rights with respect to those shares are to be assigned to, the successor corporation. Any options that are assumed in an acquisition will automatically accelerate, and any repurchase rights which are assigned will terminate, in the event the executive's service is terminated, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition. In addition, the Compensation Committee as Plan Administrator of the stock plans has the authority to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of common stock purchased pursuant to the exercise of options or subject to direct issuances held by such individual, in connection with the termination of the officer's employment following certain hostile changes in control of the Company.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board is currently comprised of Messrs. Rothe and Menkes. None of the present or former members of the Compensation Committee were at any time during the fiscal year ended December 31, 2001 or at any other time one of our officers or employees.

   None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the base salary and incentive cash bonus programs for the company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the company's stock plans under which stock option grants may be made to executive officers and other key employees.

   It is the Committee's objective that executive compensation be directly influenced by the company's business results. Accordingly, the company's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values.

   The Committee recognizes that the industry sector in which the company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the company's performance goals. For these reasons, the Committee believes the company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records.

Cash Compensation

   A key objective of the company's executive compensation program is to position its key executives to earn annual cash compensation (base salary plus incentive compensation) equaling or exceeding that which the executive would earn at other similarly situated companies. The Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above. The Committee ensures, however, that the higher level of compensation is paid only when profitable growth rates occur.

   Base salaries for the named executive officers are established considering a number of factors, including the company's sustained growth and increased profit margins, the executive's performance and contribution to overall company performance, and the salary levels of comparable positions at companies of a similar size and in a similar industry sector. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Stock Options

   The Committee grants stock options under the company's applicable stock plans to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the executive's current level of equity holdings in the company, the stock options previously granted to that individual, industry practices, the executive's accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the company's only long-term incentive and retention tool for executives and other key employees. The option shares vest in increments over a period of years as the officers remain in the company's employ, and the exercise prices of the stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to continue with the company and maximize the company's profitable growth which ordinarily, over time, should be reflected in the price of the company's stock.

Benefits

   The company provides benefits to the named executive officers that are generally available to other executives in the peer group companies. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not, for any executive officer, exceed 10% of his total salary and bonus for fiscal 2000. The Committee believes, based upon the review of industry practices and published benefits surveys, that the company's officers receive approximately average benefit levels when compared to the peer group companies.

Chief Executive Officer Performance and Compensation

   In setting Mr. Ruport's base salary of $240,000 the Committee took note of the company's progress in its transition plan and continued to structure his compensation package so that more of his total compensation would be tied to the company's attainment of specific operating objectives.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation paid to the company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company's executive officers for fiscal 2002 will exceed that limit. The company's stock plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

   It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                    The Compensation Committee of the Board

                                 Alan B. Menkes
                             James T. Rothe, Ph.D.

                             AUDIT COMMITTEE REPORT

   The Board of Directors has adopted a written audit committee charter which was attached to the proxy statement for our 2001 Annual Meeting of Stockholders.

   The Audit Committee of the Board of Directors has (1) reviewed and discussed the audited financial statements with management, (2) discussed with KPMG LLP, its independent accountants, the matters required to be discussed by the Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the company's financial statements, (3) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No.1 (which relates to the accountant's independence from the company and its related entities) and have discussed their independence from the company and (4) we have also considered whether the provision of those services set forth in the table below is compatible with KPMG LLP maintaining its independence from the company.

   Based upon the review and discussions referred to above, we recommended to the Board of Directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We have also recommended to the Board that, subject to stockholder approval, KPMG LLP be appointed as our independent auditors for the fiscal year ending December 31, 2002.

                                AUDIT COMMITTEE
                                Richard A. Bass
                                 Alan B. Menkes
                                 James T. Rothe

AUDIT FEES

   The following table sets forth the aggregate fees billed by KPMG LLP for the following services during fiscal 2001:

                                                                         Fee
   Description of Services                                              Amount
   -----------------------                                             --------
   Audit fees (1)..................................................... $ 73,000
   Audit related fees (2)............................................. $ 17,500
   Tax compliance and consulting...................................... $ 27,000
                                                                       --------
     Total............................................................ $117,500
                                                                       ========

--------
(1) Represents the aggregate fees billed for professional services rendered for the audit of the company's annual financial statements during fiscal 2001 and for the review of the financial statements included in the company's quarterly reports during such period.
(2) Includes services performed in connection with the Series A-1 preferred stock transaction and regulatory compliance consulting.

Stock Performance Graph

   The graph depicted below compares the cumulative total stockholder returns on the common stock against the cumulative total return of the Nasdaq Stock Market Index and the Nadsaq Computer and Data Processing Index for the period from July 25, 1996 to December 31, 2001.

                  Comparison of Cumulative Total Return (1)(2)


                   25-JUL-96    SEP-96    DEC-96     MAR-97     JUN-97    SEP-97    DEC-97   MAR-98    JUN-98    SEP-98    DEC-98
OPTIKA INC.            $100      $131       $ 84       $ 79       $ 83      $ 83      $ 57    $ 63      $ 55      $ 49      $ 65
NASDAQ STOCK
 MARKET INDEX          $100      $114       $119       $113       $134      $156      $146    $171      $176      $159      $206
NASDAQ COMPUTER
 AND DATA
 PROCESSING INDEX      $100      $114       $118       $110       $141      $154      $146    $192      $213      $200      $260


                    DEC-98   MAR-99   JUN-99   SEP-99   DEC-99   MAR-00   JUN-00  SEP-00   DEC-00   MAR-01   JUN-01   SEP-01  DEC-01
OPTIKA INC.          $ 65     $ 66     $ 94     $ 63     $232     $467     $100    $ 58     $ 13     $ 18     $ 20     $ 14    $ 18
NASDAQ STOCK
 MARKET INDEX        $206     $231     $253     $259     $383     $430     $374    $344     $230     $172     $203     $141    $183
NASDAQ COMPUTER
 AND DATA
 PROCESSING INDEX    $260     $313     $326     $339     $571     $564     $460    $426     $263     $192     $250     $153    $212


--------
(1) The graph assumes that $100 was invested on July 25, 1996 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference, in whole or in part, into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who hold more than 10% of our outstanding common stock to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based solely upon a review of the copies of such reports furnished to us and written representations received from one or more of such persons, we believe that such persons complied with all their reporting requirements under Section 16(a) for the 2001 fiscal year, except that Messrs. Christopher J. Ryan, James A. Franklin and Michael J. Rodsater inadvertently failed to file a Form 3 on a timely basis, and Mr. Alan B. Menkes inadvertently failed to report a reportable transaction on Form 4 on a timely basis.

                              CERTAIN TRANSACTIONS

   Our Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of our directors, our officers and certain agents. Each of our current directors and executive officers have entered into separate indemnification agreements with us.

                                 OTHER MATTERS

   We know of no other matters that will be presented for consideration at the meeting, other than those specified in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                STOCKHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the rules of the Securities and Exchange Commission. In connection with this year's meeting, no stockholder proposals were presented. Any proposals intended to be presented at our Annual Meeting of Stockholders to be held in the year 2003 must be received at our offices on or before November 27, 2002, to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

   If a stockholder intends to submit a proposal at our 2003 Annual Meeting of Stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the stockholder must give proper notice no later than February 7, 2003. If a stockholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement and the proposal will not be considered at the 2003 Annual Meeting of Stockholders.

   All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to Mr. Steven M. Johnson, Corporate Secretary, at our principal executive offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

                                 ANNUAL REPORT

   A copy of our Annual Report for the fiscal year ended December 31, 2001 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the meeting. Except for "Executive Officers" from
Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-K

   We filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2001 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Steven M. Johnson, Corporate Secretary, at our principal offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

     NOTICE TO BANKS, BROKER DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

   Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

Dated: March 28, 2002

                                          The Board of Directors of Optika
                                           Inc.

                                                                       OPT-PS-02

OPTIKA INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


                                  DETACH HERE                             ZOPTC1

[X] Please mark                                                           |
    votes as in                                                           |
    this example.                                                         ____

This proxy when executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                                                                                               FOR  AGAINST  ABSTAIN
1. Election of Class II Directors                                   2. Ratify the appointment of KPMG LLP as   [ ]    [ ]      [ ]
   NOMINEES: (01) James T. Rothe, Ph.D., (02) Charles P. Schneider     independent accountants of the Company.

         FOR  [ ]    [ ]  WITHHELD
         ALL              FROM ALL                                     In their discretion, the proxies are authorized to vote upon
      NOMINEES            NOMINEES                                     such other business as may properly come before the meeting or any adjournments thereof.
  [ ]  ______________________________________  [ ]  MARK HERE
       For all nominees except as noted above      FOR ADDRESS
                                                   CHANGE AND          The submission of this proxy if properly executed revokes all
                                                   NOTE BELOW          prior proxies given by the undersigned.

                                                                       Receipt of the Notice of Annual Meeting of Stockholders and
                                                                       accompanying Proxy Statement is hereby acknowledged.

                                                                       Note: Please sign, date, and mail this proxy promptly in the enclosed postage-paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney,
                                                                       executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: ____________________________ Date: ___________________ Signature: ____________________________ Date: ___________________

                                  DETACH HERE                             ZOPTC2


                                     PROXY

                                  OPTIKA INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Mark K. Ruport and Steven M. Johnson, or either of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 2002 annual meeting of stockholders of Optika Inc. (the "Company") to be held at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80906 on May 8, 2002 at 9:00 a.m. local time, and any adjournment or adjournments thereof, all shares of the common stock $.001 par value per share, of the Company standing in the name of the undersigned of which the undersigned may be entitled to vote as follows:



SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                                SIDE